                                                                    EXHIBIT 3.23

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                            OF DAS-CO OF IDAHO, INC.

                                     ******

     The undersigned, DAS-CO OF IDAHO, INC. an Idaho corporation, pursuant to resolution duly adopted by its Board of Directors on March 28, 1995, hereby amends and restates its articles of incorporation, in their entirety, to (1) modify the capital structure and provide for the exchange of shares, (2) deny preemptive rights, (3) prevent cumulative voting of shares, (4) provide for indemnification and limited liability of directors, (5) allow transactions with interested parties under certain conditions, (6) provide for future modifications of the bylaws and the articles of incorporation, and (7) modify the corporate purpose; as follows:


                                   ARTICLE I

                              NAME OF CORPORATION

             The name of this corporation is DAS-CO OF IDAHO, INC.


                                   ARTICLE II

                            DURATION OF CORPORATION

              The duration of this corporation shall be perpetual.


                                  ARTICLE III

                               CORPORATE PURPOSE

     The purposes for which the corporation is organized are to place underground utility cables and lines, to engage in any activity necessary or convenient to operating such business, to carry on any other lawful trade for which corporations may be organized under the Idaho Business Corporations Act, and to exercise all powers granted to a corporation formed under that Act, including any amendments thereto or successor statute that may be hereinafter enacted.


                                                [IDAHO SECRETARY OF STATE STAMP]
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                                   ARTICLE IV

                                 CAPITALIZATION

             The aggregate number of shares this corporation shall have the authority to issue shall be:

         (a) 10,000 shares of non-assessable voting common stock having a par value of $1.00 per share; and

         (b) 90,000 shares of non-assessable nonvoting common stock having a par value of $1.00 per share.

         Each share of voting common stock and each share of nonvoting common stock shall be identical in interest. Neither voting nor nonvoting shares shall have any preferential or superior rights; provided, however, that a voting share shall entitle the holder thereof to vote in accordance with the provisions of the Idaho Code. The voting and nonvoting shares shall constitute one class of shares as defined in Sections 1361(b)(1)(D) and 2701(a)(2)(B) of the Internal Revenue Code. Notwithstanding the above, each holder of nonvoting common stock shall nonetheless have one vote per share standing in the name of such holder on the relevant record date (and a fractional vote for any fractional share) concerning any amendment to articles of incorporation if the amendment would have any of the effects or cause any of the changes described by Idaho Code
Section 30-1-60 or otherwise effect a reduction of or limitation upon any other preference or right accorded to the holder of such stock as such.

                                   ARTICLE V

                              NO PREEMPTIVE RIGHTS

         The owners of shares of voting and nonvoting common stock of the corporation shall not be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities convertible into stock of any class whatsoever whether now or hereafter authorized and whether issued for cash, property, services, by the way of dividend or otherwise.

                                   ARTICLE VI

                              NO CUMULATIVE VOTING

         No shareholder who shall be entitled to vote on any matter that properly comes before a shareholder including election for directors shall be entitled to accumulate his votes.
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                                  ARTICLE VII

                     AMENDMENT OF ARTICLES OF INCORPORATION

         The corporation reserves the right to amend, alter, change or repeal any provisions contained in its articles of incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the corporation are granted subject to this reservation.

                                  ARTICLE VIII

                               REGISTERED OFFICE

         The name and address of the registered agent of the corporation is Jerry N. Dancer, 8749 E. Karcher Road, Nampa, Idaho 83651.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

         There shall be at least one director of this corporation, but not more than seven. The actual number may be set from time to time by the board of directors.

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

         The Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the corporation and to adopt new bylaws, subject to repeal or change by majority vote of the shareholders. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the bylaws.

                                   ARTICLE XI

                        LIMITATION ON DIRECTOR LIABILITY

         To the fullest extent permitted by Idaho law and subject to the bylaws of this corporation, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right of a director of this corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.
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                                  ARTICLE XII

                                INDEMNIFICATION

     To the fullest extent permitted by its bylaws and Idaho law, this corporation is authorized to indemnify any of its officers, directors, employees and agents. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

                                  ARTICLE XIII

                      TRANSACTIONS WITH INTERESTED PARTIES

     The corporation may enter into contracts and otherwise transact any business with its directors, officers, and shareholders, and with any entity in which they may have an interest adverse to the corporation, as freely as though such adverse interest does not exist, even though the vote, action or presence of such director, officer or shareholder may be necessary to obligate the corporation upon such contracts or transactions.

     In the absence of fraud, and with the notice required by the following paragraph, no such contract or transaction shall be avoided and no such director, officer or shareholder shall be held liable to account to the corporation, by reason of such adverse interest or by reason of any fiduciary relationship to the corporation, for any profit or benefit realized by him through any such contract or transaction.

     Directors and officers of the corporation shall notify the Board of Directors, at the meeting at which such contract or transaction is authorized or confirmed, of the nature of their adverse interest. A general notice that a director or officer of the corporation is interested in any entity shall be sufficient disclosure of such adverse interest. No notice shall be required if all directors have actual knowledge of the adverse interest.

     The undersigned, president and secretary of DAS-CO of Idaho, Inc., hereby certify that the above Amended and Restated Articles of Incorporation were adopted by resolution of the board of directors, and were approved by the shareholders on March 1, 1995, as follows:

No. of shares       No. of shares            Voting           Voting
outstanding:        entitled to vote:        for:             against:
-------------       -----------------        ------           --------
    3800                  3800                3800               0

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         IN WITNESS WHEREOF, we hereunto set our hands this 28th day of March,
1995.


                                             DAS-CO OF IDAHO, INC.

                                             By /s/ JERRY N. DANCER
                                                --------------------------------
                                                Jerry N. Dancer, President



ATTEST:


By  /s/ LOIS E. DANCER
   -----------------------
   Lois E. Dancer, Secretary



                                  VERIFICATION



STATE OF IDAHO    )
                  )ss.
County of Ada     )

         I, Kathleen A. Rockne, a notary public, do hereby certify that on this 28th day of March, 1995, personally appeared before me LOIS E. DANCER, who, being by me first duly sworn, declared that she is the Secretary of DAS-CO OF IDAHO, INC., that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.



[STAMP]                                          /s/ KATHLEEN A. ROCKNE
                                                 -------------------------------
                                                 NOTARY PUBLIC, State of Idaho
                                                 Residing at Boise, Idaho
                                                 My Commission Expires: 2/7/2000